Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.333-149200), Form S-3 (No. 333-187795), and Form S-3/A (No. 333-190231) of Targa Resources Partners LP of our report dated February 13, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
February 13, 2015